Exhibit 10.1

SFX ENTERTAINMENT, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of June 17, 2015 (the “Effective Date”), by and among SFX Entertainment, Inc., a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”).  Such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser”.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1.        AUTHORIZATION OF SALE OF SHARES.

The Company has authorized the sale and issuance of 3,342,555 shares of its Common Stock, par value $0.001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement.  The shares of Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Shares.”

SECTION 2.        AGREEMENT TO SELL AND PURCHASE THE SHARES.

2.1         Sale of Shares.  At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company the number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers.  The aggregate purchase price for the Shares purchased by each Purchaser is set forth opposite such Purchaser’s name on the Schedule of Purchasers.

2.2         Separate Agreement.  Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Shares that appear on the Schedule of Purchasers that relate to such Purchaser.  The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale.  The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares such other Purchasers have agreed to purchase.

SECTION 3.        CLOSING AND DELIVERY.

3.1         Closing.  The closing (the “Closing”) of the purchase and sale of the Shares (which Shares are set forth in the Schedule of Purchasers) pursuant to this Agreement shall be held on June 18, 2015 at the offices of the Company, 902 Broadway, 15th Floor, New York, New York 10010, or on such other date and place as may be agreed to by the Company and the Purchasers.  At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the “Closing Date”).

3.2         Issuance of the Shares at the Closing.  Within three (3) business days following the Closing, the Company shall issue to each Purchaser stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares to be purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such Shares.  The name(s) in which the stock certificates are to be issued to each Purchaser are set forth on the signature pages hereto.

3.3         Delivery of the Documents at Closing.  At the Closing, each Purchaser and Robert F.X. Sillerman shall execute that certain side letter agreement providing for Mr. Sillerman’s purchase of the Shares under certain conditions (the “Side Letter”) from such Purchaser.  At the Closing, the Company shall deliver such other documents relating to the transactions contemplated by this Agreement as such Purchaser may reasonably request.

SECTION 4.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth on the Schedule of Exceptions delivered to the Purchasers concurrently with the execution of this Agreement (the “Schedule of Exceptions”), the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchasers as follows:

4.1         Organization and Standing.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in (i) the State of New York, and (ii) all other jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company (a “Company Material Adverse Effect”).

4.2         Corporate Power; Authorization.  The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement (as defined below and collectively, the “Transaction Documents”), sell and issue the Shares and carry out and perform all of its obligations under the Transaction Documents.  Each Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by equitable principles generally, including any specific performance.  The execution and delivery of the Transaction Documents do not, and the performance of the Transaction Documents and the compliance with the provisions of the Transaction Documents and the issuance, sale and delivery of the Shares by the Company will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s Second Amended and Restated Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or any statute, law or rule (including federal and state securities laws and the rules and regulations of the NASDAQ Global Select Market (the “Principal Market”)) applicable to the Company or regulation or any state or federal order, judgment or decree applicable to the Company or any indenture, mortgage, lease or other material agreement or instrument to which the Company is a party or any of its properties is subject.  The Certificate of Incorporation and Bylaws are filed with the Commission and included in the SEC Documents.

4.3         Issuance and Delivery of the Shares.  The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.  The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any liens or encumbrances.  Assuming the accuracy of the representations made by each Purchaser in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act.

4.4         SEC Documents; Financial Statements.  The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since becoming subject to the requirements of the Exchange Act.  As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.  None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.  The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).  Except as disclosed in the SEC Documents, since December 31, 2014, the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records.  Except as disclosed in the SEC Documents, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company).  The Company has not issued any equity securities to any officer, director or affiliate, except (a) Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Documents, (b) Common Stock issued pursuant to other existing agreements disclosed in the SEC Documents or (c) otherwise as disclosed in the SEC Documents.  The Company has no liabilities or obligations required to be disclosed in the SEC Documents that are not so disclosed in the SEC Documents, which, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect.

4.5         Capitalization.  All of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities.  The authorized capital stock of the Company consists of 300,000,000 shares of common stock and 100,000,000 shares of undesignated Preferred Stock.  As of the Effective Date, there are no shares of Preferred Stock issued and outstanding and there are 94,275,503 shares of Common Stock issued and outstanding, of which no shares are owned by the Company.  There are no other shares of any other class or series of capital stock of the Company issued or outstanding.  There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding.  Except as stated above or as disclosed in the SEC Documents, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.  The issuance of Common Stock or other securities pursuant to any provision of this Agreement will not give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights, except as provided herein.  There are no securities or instruments containing anti-dilution provisions that will be triggered by the issuance of the Shares.  The Company has made available upon request of the Purchasers, a true, correct and complete copy of the Certificate of Incorporation and the Bylaws.

4.6         Litigation.  Except as disclosed in the SEC Documents or the Schedule of Exceptions, there are no legal or governmental actions, suits or other proceedings pending or, to the Company’s knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.  The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Company Material Adverse Effect.

4.7         Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement for (a) the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, and (b) the approval by the Principal Market of the listing of the Shares.

4.8         No Default or Consents.  Neither the execution, delivery or performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the Certificate of Incorporation or the Bylaws, except in each case as would not cause, either individually or in the aggregate, a Material Adverse Effect, and except for such consents or waivers which have already been obtained and are in full force and effect.

4.9         No Material Adverse Change.  Since December 31, 2014, there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, Material Agreements or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition or results of operations of the Company.

4.10      No General Solicitation.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

4.11      No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

4.12      Sarbanes-Oxley Act.  To the knowledge of the executive officers of the Company, the Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and the rules and regulations promulgated by the Commission thereunder that are effective and applicable to the Company as of the date hereof.

4.13      Patents and Trademarks.  To the knowledge of the executive officers of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse

Effect (collectively, the “Intellectual Property Rights”). Except as set forth in the SEC Documents, neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  Except as set forth in the SEC Documents, to the knowledge of the executive officers of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

4.14      Listing and Maintenance Requirements.  Except as specified in the SEC Documents, the Company has not, in the two years preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.  Except as disclosed in the SEC Documents, the Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock.  The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the Principal Market and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Purchasers the Shares.

4.15      Disclosure.  The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and as may be disclosed in the Current Report on Form 8-K filed by the Company.

4.16      Contracts.  (a)  Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Securities Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described, summarized or filed.

(b)           The Material Contracts to which the Company is a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, except as rights to indemnity or contribution may be limited by federal or state securities laws.

4.17      Properties and Assets.  The Company has good and marketable title to all the properties and assets described as owned by it in the Company’s consolidated financial statements, free and clear of all liens, mortgages, pledges or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company.  The Company holds its leased properties under valid and binding leases.  The Company owns or leases all such properties as are necessary to its operations as now conducted.

4.18      Compliance.  The Company has not been advised, nor does it have any reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Company Material Adverse Effect.

4.19      Taxes.  The Company has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company does not have any knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Company Material Adverse Effect.  All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.

4.20      Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

4.21      Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder, and shall conduct its business in a manner so that it will not become required to be registered as an “investment company” under the Investment Company Act.

4.22      Insurance.  The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for businesses, including, but not limited to, Directors’ and Officers’ liability insurance and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.  The Company has not received any written notice of cancellation of such insurance or that the Company will not be able to renew its existing insurance coverage as and when such coverage expires.  The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

4.23      Governmental Permits, Etc.  The Company has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Company Material Adverse Effect.

4.24      Internal Control over Financial Reporting; Sarbanes-Oxley Matters.  The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.

The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by its most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there has been no change in the Company’s internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.25      Foreign Corrupt Practices.  Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.26      ERISA.  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

4.27      OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not intentionally directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

SECTION 5.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

5.1         Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

(a)           Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information Purchaser deems relevant (including the SEC Documents) in making an informed decision to purchase the Shares.

(b)           Purchaser is acquiring the Shares pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, except in compliance with Section 5.1(c).

(c)           Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d)           Purchaser has, in connection with its decision to purchase the Shares, relied with respect to the Company and its affairs solely upon the SEC Documents and the representations and warranties of the Company contained herein.

(e)           Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(f)            Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  Upon the execution and delivery of this Agreement by Purchaser, this Agreement shall each constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by equitable principles generally, including any specific performance.

(g)           Purchaser is not a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (a “registered broker-dealer”) and is not affiliated with a registered broker dealer.  Purchaser is not party to any agreement for distribution of any of the Shares.

5.2         Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.3         Legends.

(a)           Purchaser understands that, until such time as the Shares have been sold pursuant to a registration statement or the Shares may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan.  Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge.  No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure.  Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.  Each Purchaser acknowledges and agrees that, except as otherwise provided herein, any Shares subject to a pledge or security interest as contemplated by this Section 5.3 shall continue to bear the legend set forth in this Section 5.3 and be subject to the restrictions on transfer set forth herein.

In addition stock certificates representing the Shares may contain:

(i)            Any legend required by the blue sky laws of any other state to the extent such laws are applicable to the sale of such Shares hereunder.

(ii)           A legend regarding affiliate status, if applicable.

(b)           Removal of Legends.  Upon receipt of written notice from a Purchaser, the legend set forth in Section 5.3(a) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to the effective registration statement registering the Shares for resale, the Purchaser agrees to only sell such Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions.  Following the earlier of (i) the effective date of a registration statement covering a resale of the Shares or (ii) Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, upon written request of a Purchaser the Company shall cause Company counsel to issue to the transfer agent for the shares of Common Stock (the “Transfer Agent”) a legal opinion acceptable to such Purchaser relating to the removal of such legend.  Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.  Following the Effective Date, or at such earlier time as a legend is no longer required for certain Shares, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Company (with notice to the Company) of a legended certificate representing Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), and an opinion of counsel to the extent required by Section 5.3(a) (such third (3rd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.3(b).  Certificates for Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

5.4         Restricted Securities.  Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, such Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.5         Furnishing of Information.  In order to enable the Purchasers to sell the Securities under Rule 144, for so long as any Purchaser holds any Shares, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144.  At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, (i) if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail for any reason to satisfy any condition set forth in Rule 144(i)(2) (each of clauses (i) and (ii), a “Public Information Failure”), then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Shares, an amount in cash equal to one percent (1.0%) of the aggregate purchase price of such Purchaser’s Shares on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required for the Purchasers to transfer the Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 5.5) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (y) the last day of the calendar month during which such Public Information Failure Payments are incurred and (z) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

5.6         Securities Laws Disclosure; Publicity.  By 9:00 A.M., New York City time, on the Trading Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby or a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii).  From and after the issuance of such Press Release or Form 8-K, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in such Press Release or Form 8-K.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 5.6, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction)

5.7         Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of such Purchaser, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

SECTION 6.        CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Shares and deliver Shares to each Purchaser, individually, as set forth in the Schedule of Purchasers at the Closing shall be subject to the following conditions to the extent not waived by the Company:

6.1         Receipt of Payment.  The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers.

6.2         Representations and Warranties.  The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date.

6.3         Nasdaq Approval.  The Shares shall have been approved for listing on the Principal Market, subject to official notice of issuance.

SECTION 7.        CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING.

Each Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions to the extent not waived by such Purchaser:

7.1         Representations and Warranties Correct.  The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date.

7.2         Receipt of Executed Side Letter.  Mr. Sillerman shall have executed and delivered to each Purchaser the Side Letter.

7.3         Certificate.  Each Purchaser shall have received a certificate signed by the Chief Executive Officer and the Chief Financial or Accounting Officer to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 7.

7.4         Good Standing.  The Company is validly existing as a corporation in good standing under the laws of Delaware.

7.5         Nasdaq Approval.  The Shares shall have been approved for listing on the Principal Market, subject to official notice of issuance.

7.6          Judgments.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

7.7          Stop Orders.  No stop order or suspension of trading shall have been imposed by the Principal Market, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

SECTION 8.        INDEMNIFICATION.

8.1         Indemnification by the Company.  The Company agrees to indemnify and hold harmless each of the Purchasers and each Person, if any, who controls any Purchaser within the meaning of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained in Section 5 above respecting sale of the Shares, or (ii) the inaccuracy of any representations made by such Indemnified Party herein.

8.2         Indemnification by Purchasers.  Each Purchaser shall severally, and not jointly, indemnify and hold harmless the other Purchasers and the Company, each of its directors, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors or each of its controlling Persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Section 5 above respecting the sale of the Shares or (ii) the inaccuracy of any representation made by such Purchaser herein, in each case to the extent, and will reimburse the Company, each of its directors, and each of its controlling Persons for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, and each of its controlling Persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  No Purchaser shall be liable for the indemnification obligations of any other Purchaser.

SECTION 9.        ACCESS TO INFORMATION.

From the date hereof until the Closing, the Company will make reasonably available to the Purchasers’ representatives, consultants and their respective counsels for inspection, such information and documents as the Purchasers reasonably request, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company.

SECTION 10.      USE OF PURCHASERS’ NAMES.

Except as otherwise required by applicable law or regulation, the Company shall not use the Purchasers’ names or the name of any of their affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the applicable Purchaser for the specific use contemplated which consent shall not be unreasonably withheld.

SECTION 11.      NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)           if to the Company, to:

SFX Entertainment, Inc.

902 Broadway, 15th Floor

New York, New York 10010

Attention: Richard Rosenstein

E-Mail:  rich@sfxii.com

with a copy to:

SFX Entertainment, Inc.

902 Broadway, 15th Floor

New York, New York 10010

Attention: Howard Tytel

E-Mail:  howard@sfxii.com

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

(b)           if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 12.      MISCELLANEOUS.

12.1      Waivers and Amendments.  Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares.

12.2      Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.3      Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.4      Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (other than Section 5-1401 of the New York General Obligations Law).  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

12.5      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.6      Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

12.7      Entire Agreement.  This Agreement and other documents delivered pursuant hereto, including the exhibit and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

12.8      Payment of Fees and Expenses.  Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; provided, that the Company shall promptly reimburse Wolverine Flagship Fund Trading Limited (“Wolverine”) for its legal and other due diligence fees and expenses (including fees and expenses of Goodwin Procter, LLP, counsel to Wolverine) incurred in connection with the transactions contemplated herein in an amount not to exceed $10,000 (the “Wolverine Expense Reimbursement”).  Wolverine may, in its sole discretion, withhold the Wolverine Expense Reimbursement from its payment of the purchase price for the Shares at Closing to the extent not previously reimbursed by the Company.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

12.9      Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive the closing of the transactions contemplated hereby and the delivery of the Shares.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SFX ENTERTAINMENT, INC.

By:	/s/ Richard Rosenstein
Name:	Richard Rosenstein
Title:	Chief Financial Officer

SIGNATURE PAGES TO

SECURITIES PURCHASE AGREEMENT

PURCHASERS:

WOLVERINE FLAGSHIP FUND TRADING LIMITED

By: Wolverine Asset Management, LLC
Its: Investment Manager
By:	/s/ Andy Sudjak
Name:	Andy Sudjak
Title:	Authorized Signatory

Address: 175 W. Jackson Blvd., Suite 340, Chicago, Illinois

SIGNATURE PAGES TO

SECURITIES PURCHASE AGREEMENT

SILLERMAN INVESTMENT COMPANY III LLC

By:	/s/ Robert F.X. Sillerman
Name:	Robert F.X. Sillerman
Title:	Authorized Officer

Address: 902 Broadway, 15th Floor, New York, New York 10010

SIGNATURE PAGES TO

SECURITIES PURCHASE AGREEMENT

VIRTUAL POINT HOLDINGS LLC

By:	/s/ A. Wayne Johnson
Name:	A. Wayne Johnson
Title:	President and Manager

Address: PO Box 28020, Macon, GA 31221

SIGNATURE PAGES TO

SECURITIES PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF PURCHASERS

Investor & Address for Correspondence	Subscription Amount	Shares Purchased	Certificate to be sent to:
Sillerman Investment Partners III LLC Street 902 Broadway, 15th Floor New York, New York 10010	$5,000,000	1,037,345	902 Broadway, 15th Floor, New York, New York 10010
Wolverine Flagship Fund Trading Limited 175 W. Jackson Blvd., Suite 340 Chicago, Illinois 60604	$5,000,000	1,152,605	175 W. Jackson Blvd., Suite 340 Chicago, Illinois 60604
Virtual Point Holdings, LLC P.O. Box 28020 Macon, Georgia	$5,000,000	1,152,605	P.O. Box 28020 Macon, Georgia

TOTAL	$15,000,000	3,342,555

1